UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2008

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 19, 2008, Miller Petroleum, Inc. dismissed Rodefer Moss & Co, PLLC as our independent registered public accounting firm and engaged Sherb & Co. LLP as our independent registered public accounting firm. Rodefer Moss & Co, PLLC audited our financial statements since our fiscal year ended April 30, 2005. The dismissal of Rodefer Moss & Co, PLLC was approved by our Board of Directors on August 19, 2008. Rodefer Moss & Co, PLLC did not resign or decline to stand for re-election.

Neither the report of Rodefer Moss & Co, PLLC dated August 13, 2008 on our consolidated balance sheets as of April 30, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, nor the report of Rodefer Moss & Co, PLLC dated August 13, 2007 on our consolidated balance sheets as of April 30, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report dated August 13, 2007 raised substantial doubts on our ability to continue as a going concern as a result of our recurring losses from operations, and that we were facing litigation which might require a put placed against the our company calling for us to redeem 2,900,000 shares of our common stock for approximately $4,350,000, which we did not then currently have the capability of funding.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Rodefer Moss & Co, PLLC we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Rodefer Moss & Co, PLLC would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining Sherb & Co. LLP (1) neither we nor anyone on our behalf consulted Sherb & Co. LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Sherb & Co. LLP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Rodefer Moss & Co, PLLC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Rodefer Moss & Co, PLLC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Rodefer Moss & Co, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: August 21, 2008	By: /s/ Scott M. Boruff Scott M. Boruff, Chief Executive Officer